Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery
For Tender of Shares of 6.50% Series C Cumulative Redeemable Preferred Stock of
Cedar Realty Trust, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, AT THE END OF THURSDAY, OCTOBER 24, 2024, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your shares of 6.50% Series C Cumulative Redeemable Preferred Stock (the “Series C Shares”), but:

•        your certificates for the Series C Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•        you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•        your other required documents cannot be delivered to the Depositary by the Expiration Date,

in which case, you can still tender your Series C Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated September 24, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail, overnight courier or by email (for eligible institutions only) prior to the Expiration Date. See Section 3 of the Offer to Purchase.

Deliver to: Computershare Inc. the Depositary for the Offer
By Mail: Computershare c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-301l	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

For this notice to be validly delivered, it must be received by the Depositary at the address listed above prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Cedar Realty Trust, Inc. or to Georgeson LLC, the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Cedar Realty Trust, Inc., a Maryland corporation (“Cedar”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated September 25, 2024 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Cedar’s 6.50% Series C Cumulative Redeemable Preferred Stock (the “Series C Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Series C Shares to be tendered: _______________ Series C Shares.

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SERIES C SHARE AT WHICH SERIES C SHARES
ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SERIES C SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):

(1)    SERIES C SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Series C Shares Tendered At Price Determined By Stockholder,” the undersigned hereby tenders Series C Shares at the purchase price as shall be determined by Cedar in accordance with the terms of the Offer.

☐      The undersigned wants to maximize the chance that Cedar will accept for payment all of the Series C Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Series C Shares at, and is willing to accept, the purchase price determined by Cedar in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Series C Shares being deemed to be tendered at the minimum price of $13.25 per Series C Share for purposes of determining the Final Purchase Price (as defined in the Offer to Purchase). This may effectively lower the Final Purchase Price and could result in the undersigned receiving a price as low as $13.25 per Series C Share.

(2)    SERIES C SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Series C Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Series C Shares at the price checked. The undersigned understands that this action could result in Cedar purchasing none of the Series C Shares tendered hereby if the purchase price determined by Cedar for the Series C Shares is less than the price checked below.

☐ $13.25	☐ $13.30	☐ $13.35	☐ $13.40	☐ $13.45	☐ $13.50
☐ $13.55	☐ $13.60	☐ $13.65	☐ $13.70	☐ $13.75	☐ $13.80
☐ $13.85	☐ $13.90	☐ $13.95	☐ $14.00	☐ $14.05	☐ $14.10
☐ $14.15	☐ $14.20	☐ $14.25	☐ $14.30	☐ $14.35	☐ $14.40
☐ $14.45	☐ $14.50	☐ $14.55	☐ $14.60	☐ $14.65	☐ $14.70
☐ $14.75	☐ $14.80	☐ $14.85	☐ $14.90	☐ $14.95	☐ $15.00
☐ $15.05	☐ $15.10	☐ $15.15	☐ $15.20	☐ $15.25	☐ $15.30
☐ $15.35	☐ $15.40	☐ $15.45	☐ $15.50

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SERIES C SHARES.

A STOCKHOLDER DESIRING TO TENDER SERIES C SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SERIES C SHARES ARE TENDERED. THE SAME SERIES C SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

CONDITIONAL TENDER
(See Instruction 15 to the Letter of Transmittal)

A stockholder may tender Series C Shares subject to the condition that a specified minimum number of the stockholder’s Series C Shares tendered pursuant to the Letter of Transmittal must be purchased if any Series C Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Series C Shares indicated below is purchased by Cedar pursuant to the terms of the Offer, none of the Series C Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Series C Shares that must be purchased if any are purchased, and Cedar urges stockholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐      The minimum number of Series C Shares that must be purchased, if any are purchased, is: _____ Series C Shares.

If, because of proration, the minimum number of Series C Shares designated will not be purchased, Cedar may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Series C Shares and checked this box:

☐      The tendered Series C Shares represent all Series C Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)
Signature(s):
Address(es):
(Include Zip Code)
Area code and telephone number:

☐      If delivery will be by book-entry transfer, check this box.

Name of tendering institution:
Account number:
PLACE MEDALLION GUARANTEE STAMP BELOW

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of I934, as amended (the “Exchange Act”)), hereby guarantees (i) that the above-named person(s) has a net long position in the Series C Shares being tendered within the meaning of Rule l4e-4 promulgated under the Exchange Act, (ii) that such tender of Series C Shares complies with Rule l4e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Series C Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Series C Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, by 5:00 p.m., New York City time, within one trading day (as defined in the Letter of Transmittal) following the Expiration Date.

The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period stated herein. Failure to do so could result in financial loss to such eligible guarantor institution.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature
Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Dated: ____________, 20__

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SERIES C SHARE CERTIFICATES WITH THIS FORM. YOUR SERIES C SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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